SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 4

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

JANUARY 2, 2003

OPPENHEIMER HOLDINGS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ontario, Canada (STATE OR OTHER JURISDICTION OF INCORPORATION)	1-12043 (COMMISSION FILE NO.)	98-0080034 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. Box 2015, Suite 1110 20 Eglinton Avenue West Toronto, Ontario, Canada (ADDRESS OF PRICIPAL EXECUTIVE OFFICE)		M4R 1K8 (ZIP CODE)
(416) 322-1515
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 17, 2003, Oppenheimer Holdings Inc. (formerly called Fahnestock Viner Holdings Inc.) (the “Company”) filed a Current Report on Form 8-K (the “January 17th 8-K”) reporting the acquisition of certain assets of the U.S Private Client Division (the “Private Client Division”) of CIBC World Markets Corp. (“World Markets”), a wholly-owned subsidiary of Canadian Imperial Bank of Commerce (“CIBC”), and the agreement to acquire certain assets of the U.S. Asset Management Division (the “Asset Management Division” and together with the Private Client Division, the “Purchased Divisions”) of World Markets at a later date.

The sole purpose of this amendment is to provide the pro forma financial information for the years ended December 31, 2001 and 2002 as required by Item 9.01(b) of Form 8-K. As permitted by Item 9.01(b) of Form 8-K, the January 17th 8-K omitted the pro forma financial information, and indicated that such financial information would be provided within 60 days of such filing.  The Company was unable to produce the information within that timeframe, and is submitting herewith the required pro forma financial statements. The Company has been informed by World Markets that the historical financial information of the Purchased Divisions for the year ended October 31, 2000 is not available and is not expected to become available.

The Company does not believe that the pro forma financial information contained herein is indicative either of the actual results that would have occurred if the acquisitions had been consummated at the beginning of the periods presented or of future operations of the combined companies due to the effect of internal accounting and corporate allocations at World Markets, the effect of different fiscal periods (October versus December), and the change in the operation of the businesses by the Company subsequent to the consummation of the acquisitions.  The pro form information is for comparative purposes only as required by applicable SEC Rules.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro forma financial information

(c ) Exhibits.

None

Pro forma financial information

Introduction

On January 3, 2003, Oppenheimer Holdings Inc. (the “Company”) acquired certain assets of the U.S. Private Client Division of CIBC World Markets Corp. (“World Markets”), a wholly-owned subsidiary of Canadian Imperial Bank of Commerce (“CIBC”), and agreed to complete the acquisition of certain assets of the U.S. Asset Management Division of World Markets. The U.S. Private Client Division, also referred to as the Oppenheimer division, is now part of Oppenheimer & Co. Inc., the principal operating subsidiary of the Company; it employed approximately 620 brokers in 18 branch offices located across the United States at the time of acquisition. Client assets at the date of acquisition were approximately $30 billion. The acquisition more than doubled the Company’s private client presence in terms of client assets and provided managerial expertise to the organization.  On June 4, 2003, the Company completed the acquisition of the U.S. Asset Management Division of World Markets, now operating as Oppenheimer Asset Management (“OAM”). OAM includes Oppenheimer Investment Advisers, three investment management consulting programs (Investment Advisory Service, Strategic Asset Review and Portfolio Advisory Service), a broker-managed wrap program (OMEGA) and Advantage Advisors (which includes publicly listed closed end funds and alternative investment offerings).

Presented below are the pro forma condensed consolidated results of operations and the condensed consolidated balance sheets presented to give effect to the acquisitions of the U.S Private Client and Asset Management Divisions of World Markets as if the transactions were consummated as at January 1, 2002.

The pro forma information which is required by applicable SEC Rules is for comparative purposes only and is not indicative either of the actual results that would have occurred if the acquisitions had been consummated at the beginning of the periods presented, or of future operations of the combined companies. World Markets has an October 31st year-end and, therefore, the 2002 financial information for the acquired divisions relates to the year ended October 31, 2002. Revenue and expenses included in the pro forma presentation for the year ended December 31, 2002 include certain CIBC corporate allocations, reflecting the manner in which these divisions were managed within CIBC. Such allocations may distort the comparability of the years presented below.  In addition, the Company has changed the operations of the businesses subsequent to the consummation of the acquisitions.

OPPENHEIMER HOLDINGS INC.
( formerly called FAHNESTOCK VINER HOLDINGS INC.)
PRO FORMA CONDENSED BALANCE SHEET (unaudited)
As at December 31, 2002

(Presented in millions of dollars)	Condensed Consolidated Oppenheimer Holdings Inc. As at December 31, 2002	Wealth Management Division of CIBC World Markets Corp. (A Carve-out Entity) As at October 31, 2002	Pro forma Adjustments	Note Reference	Combined Pro forma

ASSETS
Cash, cash equivalents and deposits	$27	$16	($23)	A, J	$20
Receivable from brokers and clearing organizations	492	184			676
Receivable from customers	393	634			1,027
Securities owned, at market value	50	14			64
Income taxes receivable		31	(31)	B	0
Other assets	46	99	(9)	C	136
Stock exchange seats	3				3
Fixed assets, net	8	11			19
Goodwill and other intangible assets	12		161	D	173

	$1,031	$989	$98		$2,118

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Drafts payable	$22	$21	($21)	E	$22
Bank call loans	16		378	F	394
Payable to brokers and clearing organizations	521	44			565
Payable to customers	162	257			419
Securities sold, but not yet purchased, at market value	10	0			10
Accounts payable and other liabilities	50	208	(19)	G	239
Income taxes payable	2				2
Zero coupon debt			65	H	65
Exchangeable debentures			161	H	161
	783	530	564		1,877

Shareholders' equity	248	459	(466)		241

	$1,031	$989	$98		$2,118

See accompanying explanatory notes

OPPENHEIMER HOLDINGS INC.
(formerly called FAHNESTOCK VINER HOLDINGS INC.)
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002

(Presented in millions of dollars, except per share amounts	Condensed Consolidated Oppenheimer Holdings Inc. For the Year Ended December 31, 2002	Wealth Management Division of CIBC World Markets Corp (A Carve-out Entity) For the Year Ended October 31, 2002	Pro forma Adjustments	Note Reference	Combined Pro forma

Revenue:
Commissions	$136	$203			$339
Principal transactions, net	58	38			96
Interest	27	24			51
Underwriting fees	23	16			39
Advisory fees	26	118			144
Other	13	6			19
	283	405	0		688

Expenses:
Compensation and benefits	170	260			430
Occupancy	23	30			53
Communications	32	47			79
Clearing and exchange fees	10	51			61
Interest	8		7	J	15
Other	28	106	(18)	G, K	116
	270	494			753

Pre-tax income	13	(89)	0		(65)
Income tax provision	5	(31)			(26)

Net income	$7	($58)	$0		($40)

Earnings per share
- basic	$0.61				($3.19)
- diluted	$0.59				($1.81)

See accompanying explanatory notes

Explanatory Notes (December 31, 2002):
A. Eliminate World Markets’ cash, which was not acquired.
B. Eliminate World Markets’ income taxes receivable, which was not acquired.
C. Eliminate World Markets’ other assets, which were not acquired.
D. Add goodwill and intangible assets, which were acquired.
E. Eliminate World Markets’ drafts payable, which were not acquired.
F. Reflect bank borrowing required to finance the acquisition.

G.  Eliminate World Markets’ litigation reserve of $19 million, which was not acquired, relating to investigations by the SEC and New York State Attorney General relating to financing and brokerage services World Markets provided to certain hedge funds that allegedly engaged in mutual fund market timing. The Company has no responsibility for these matters which occurred prior to the acquisition.

H. Add long-term debt, which was issued to World Markets as part of the financing for the acquisition.
J. Provide for debenture interest expense at the effective annual rate of 4.5%.
K. Amortization of intangibles, acquired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPPENHEIMER HOLDINGS INC.

By: “E.K. Roberts”

Name: E.K. Roberts

Title: President

Date:  April 7, 2006